Exhibit 99.1

Myers Industries Reports 2021 Third Quarter Results

Sales Increased 51% Including Acquisitions, 20% on an Organic Basis

November 4, 2021, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	Net sales increased $67.8 million, or 51.3% to $200.1 million, including $40.8 million, or 30.9% from the Elkhart and Trilogy acquisitions, compared with $132.3 million for the third quarter of 2020
•	Net income per diluted share was $0.22, compared with $0.24 for the third quarter of 2020
•	Adjusted earnings per diluted share was $0.23, compared with $0.30 for the third quarter of 2020

Myers Industries’ President and CEO, Mike McGaugh said, “Demand across all of our core end markets remains strong and our team continues to execute at a high level, which helped us deliver double-digit top-line growth this quarter. While our revenue performance and competitive position continue to build momentum, we were not immune to the continued inflationary headwinds that are affecting the cost structures of many businesses across the globe. This resulted in margin compression in parts of our business due to increased raw material, labor, and supply chain costs. We are actively working to mitigate these challenges and will continue to adjust price as necessary and prioritize operating excellence initiatives in order to offset their impacts in the coming quarters. Additionally, to support robust sales trends and a growing pipeline, we chose to invest more heavily this period to ensure we maintain high service levels. When coupled with strong sales later in the quarter, higher raw material costs, and the timing of certain cash payments, these investments negatively impacted cash flow. We are confident in our ability to generate positive cash flow on an annual basis and expect to do so again this year.”

McGaugh added, “We are confident in the continued success of our ‘One Myers’ strategy and are pleased with the progress we have made. Since the launch of the strategy one year ago, we have executed and integrated the strategic acquisitions of both Elkhart and Trilogy, which bolstered the already leading rotational molding position of our Material Handling Segment. These strategic actions, combined with our focused expansion efforts across all of our businesses, generated double-digit sales growth in each of the last four quarters. We have also made considerable improvements to our supply chain capabilities and overall operating efficiency, all while continuing to cultivate a high-performance culture.”

McGaugh concluded, “Our ‘One Myers’ strategy positions us well for continued momentum in 2022. The operating discipline we’re developing as we navigate this challenging cost environment should put us in a strong position to drive long-term profitable growth. I look forward to continued momentum as we close out the year and believe our journey has just begun.”

Third Quarter 2021 Financial Summary

	Quarter Ended September 30,
	2021	2020	Inc (Dec)
	(Dollars in millions, except per share data)

Net sales	$200.1	$132.3	51.3%

Operating income	$11.8	$13.1	(10.1)%
Adjusted operating income	$12.5	$15.6	(19.5)%
Adjusted operating income margin	6.3%	11.8%	-550 bps

Net income	$7.9	$8.7	(9.0)%
Adjusted net income	$8.5	$10.6	(20.1)%

Net income per diluted share	$0.22	$0.24	(8.3)%
Adjusted earnings per diluted share	$0.23	$0.30	(23.3)%

Net sales for the third quarter of 2021 were $200.1 million, an increase of $67.8 million, or 51.3%, compared with $132.3 million for the third quarter of 2020, driven by increases in both the Material Handling and Distribution segments. Excluding the incremental $40.8 million of net sales from the Elkhart and Trilogy acquisitions, organic net sales increased 20%, 7% due to higher volume/mix and 13% due to favorable price.

Gross profit increased $7.1 million, or 15.2% to $54.2 million, primarily due to the increased contribution from volume/mix and the Elkhart and Trilogy acquisitions. Partially offsetting these contributions were higher raw material costs, including a $1.6 million increase to the LIFO inventory reserve, and increased labor costs, which were not fully recovered by pricing actions and led to an unfavorable price-to-cost relationship for the quarter. As a result, gross margin was 27.1% compared with 35.6% for the third quarter of 2020. Selling, general and administrative expenses increased $8.6 million, or 25.4% to $42.5 million, reflecting the Elkhart and Trilogy acquisitions, higher salaries, benefits, and incentive compensation costs and increased professional fees. SG&A as a percentage of sales declined to 21.3% in the third quarter, compared with 25.7% in the same period last year. Net income per diluted share was $0.22, compared with $0.24 for the third quarter of 2020. Adjusted earnings per diluted share were $0.23, compared with $0.30 for the third quarter of 2020.

Third Quarter 2021 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q3 2021 Results	$149.7	$15.1	$15.2	10.2%
Increase (decrease) vs prior year	72.5%	(3.4)%	(7.6)%	-880 bps

Net sales for the Material Handling Segment during the third quarter of 2021 were $149.7 million, an increase of $62.9 million, or 72.5%, compared with $86.8 million for the third quarter of 2020. Excluding the incremental $40.8 million of net sales from the Elkhart and Trilogy acquisitions, organic net sales increased 7% due to higher volume/mix, 18% due to favorable price and 1% due to foreign currency exchange. Organic net sales increased in the vehicle, industrial, and food and beverage end markets. Operating income decreased 3.4% to $15.1 million, compared with $15.6 million in 2020. Adjusted operating income decreased 7.6% to $15.2 million, compared with $16.5 million in 2020. Contributions from the increase in volume/mix during the quarter were more than offset by higher raw material costs, including a $1.0 million increase to the LIFO inventory reserve, and increased labor costs, which were not fully recovered by pricing actions and led to an unfavorable price-to-cost relationship for the quarter. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to the Elkhart and Trilogy acquisitions and higher salaries, benefits, and incentive compensation costs. The Material Handling Segment’s adjusted operating income margin was 10.2%, compared with 19.0% for the third quarter of 2020.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q3 2021 Results	$50.4	$4.4	$4.4	8.7%
Increase (decrease) vs prior year	10.8%	(14.0)%	(14.0)%	-250 bps

Net sales for the Distribution Segment during the third quarter of 2021 were $50.4 million, an increase of $4.9 million, or 10.8%, compared with $45.5 million for the third quarter of 2020. The increase was driven by higher volume/mix across both equipment and supplies and pricing actions. Operating income decreased to $4.4 million, compared with $5.1 million in 2020. Contributions from higher volume/mix and pricing actions were more than offset by an increase in SG&A expenses year-over-year. The increase in SG&A expenses was primarily the result of higher salaries, benefits, and incentive compensation costs and increased selling expenses. The Distribution Segment’s adjusted operating income margin was 8.7%, compared with 11.2% for the third quarter of 2020.

Balance Sheet & Cash Flow

As of September 30, 2021, the Company’s cash on hand totaled $14.8 million, compared to $28.3 million on December 31, 2020. Total debt as of September 30, 2021, was $121.4 million.

During the third quarter, cash flow used for operations was $7.8 million resulting in negative free cash flow of $13.8 million, compared with cash flow provided by operations of $19.5 million and free cash flow of $16.2 million for the third quarter of 2020. The decrease in free cash flow was primarily due to higher working capital, which was driven by increases in accounts receivable and inventory and a decrease in accounts payable, and higher capital expenditures. The Company expects working capital trends to turn favorable in the fourth quarter.

2021 Outlook

The Company updated its outlook for fiscal 2021, and currently forecasts:

•	Net sales growth in the mid-to-high 40% range, with slightly more than half of the increase due to the Elkhart and Trilogy acquisitions
•	Diluted EPS in the range of $0.86 to $1.01; adjusted diluted EPS in the range of $0.90 to $1.05
•	Capital expenditures to approximate $16 to $19 million
•	Effective tax rate to approximate 26%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, November 4, 2021, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.incommglobalevents.com/registration/q4inc/9083/myers-industries-2021-third-quarter-earnings-call/. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company's website at www.myersindustries.com. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. Investors can access a replay of the teleconference at (866) 813-9403; international callers use (226) 828-7578. The Access Code is 465029. The teleconference replay will be available through November 11, 2021.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross profit margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay

Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$200,058	$132,258	$561,856	$372,902
Cost of sales	145,860	85,191	402,251	240,779
Gross profit	54,198	47,067	159,605	132,123
Selling, general and administrative expenses	42,531	33,927	122,200	95,360
Gain on disposal of fixed assets	(150)	—	(1,146)	(7)
Gain on sale of notes receivable	—	—	—	(11,924)
Operating income (loss)	11,817	13,140	38,551	48,694
Interest expense, net	1,056	1,204	3,050	3,467
Income (loss) before income taxes	10,761	11,936	35,501	45,227
Income tax expense (benefit)	2,858	3,251	9,218	11,448
Net income (loss)	$7,903	$8,685	$26,283	$33,779
Net income (loss) per common share:
Basic	$0.22	$0.24	$0.73	$0.94
Diluted	$0.22	$0.24	$0.72	$0.94
Weighted average common shares outstanding:
Basic	36,195,560	35,796,247	36,103,894	35,764,822
Diluted	36,402,276	35,943,129	36,328,765	35,938,186

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net sales
Material Handling	$149,664	$86,769	72.5%	$416,784	$251,700	65.6%
Distribution	50,413	45,517	10.8%	$145,119	$121,253	19.7%
Inter-company Sales	(19)	(28)	-	$(47)	$(51)	-
Total	$200,058	$132,258	51.3%	$561,856	$372,902	50.7%

Operating income (loss)
Material Handling	$15,066	$15,593	(3.4)%	$49,895	$46,556	7.2%
Distribution	4,377	5,091	(14.0)%	10,029	8,577	16.9%
Corporate	(7,626)	(7,544)	-	(21,373)	(6,439)	-
Total	$11,817	$13,140	(10.1)%	$38,551	$48,694	(20.8)%

Adjusted operating income (loss)
Material Handling	$15,242	$16,498	(7.6)%	$49,178	$47,461	3.6%
Distribution	4,377	5,091	(14.0)%	10,556	8,594	22.8%
Corporate	(7,091)	(6,032)	-	(20,253)	(16,567)	-
Total	$12,528	$15,557	(19.5)%	$39,481	$39,488	(0.0)%

Adjusted operating income margin
Material Handling	10.2%	19.0%		11.8%	18.9%
Distribution	8.7%	11.2%		7.3%	7.1%
Corporate	n/a	n/a		n/a	n/a
Total	6.3%	11.8%		7.0%	10.6%

Adjusted EBITDA
Material Handling	$19,379	$19,888	(2.6)%	$62,552	$61,011	2.5%
Distribution	4,900	5,647	(13.2)%	12,169	10,354	17.5%
Corporate	(6,993)	(5,933)	-	(19,952)	(16,270)	-
Total	$17,286	$19,602	(11.8)%	$54,769	$55,095	(0.6)%

Adjusted EBITDA margin
Material Handling	12.9%	22.9%		15.0%	24.2%
Distribution	9.7%	12.4%		8.4%	8.5%
Corporate	n/a	n/a		n/a	n/a
Total	8.6%	14.8%		9.7%	14.8%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$149,664	$50,413	$200,077	$(19)	$200,058

Gross profit					54,198
Add: Restructuring expenses and other adjustments					145
Adjusted gross profit					54,343
Gross margin as adjusted					27.2%

Operating income (loss)	15,066	4,377	19,443	(7,626)	11,817
Add: Acquisition and integration costs	31	—	31	535	566
Add: Restructuring expenses and other adjustments	145	—	145	—	145
Adjusted operating income (loss)(1)	15,242	4,377	19,619	(7,091)	12,528
Adjusted operating income margin	10.2%	8.7%	9.8%	n/a	6.3%

Add: Depreciation and amortization	4,137	523	4,660	98	4,758
Adjusted EBITDA	$19,379	$4,900	$24,279	$(6,993)	$17,286
Adjusted EBITDA margin	12.9%	9.7%	12.1%	n/a	8.6%

(1) Includes gross profit adjustments of $176 and SG&A adjustments of $535

	Quarter Ended September 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$86,769	$45,517	$132,286	$(28)	$132,258

Gross profit					47,067
Gross margin					35.6%

Operating income (loss)	15,593	5,091	20,684	(7,544)	13,140
Add: Severance costs	905	—	905	1,512	2,417
Adjusted operating income (loss)(1)	16,498	5,091	21,589	(6,032)	15,557
Adjusted operating income margin	19.0%	11.2%	16.3%	n/a	11.8%

Add: Depreciation and amortization	3,390	556	3,946	99	4,045
Adjusted EBITDA	$19,888	$5,647	$25,535	$(5,933)	$19,602
Adjusted EBITDA margin	22.9%	12.4%	19.3%	n/a	14.8%

(1) Includes SG&A adjustments of $2,417

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$416,784	$145,119	$561,903	$(47)	$561,856

Gross profit					159,605
Add: Restructuring expenses and other adjustments					247
Adjusted gross profit					159,852
Gross margin as adjusted					28.5%

Operating income (loss)	49,895	10,029	59,924	(21,373)	38,551
Add: Severance costs	—	527	527	318	845
Add: Acquisition and integration costs	31	—	31	802	833
Add: Restructuring expenses and other adjustments	247	—	247	—	247
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted operating income (loss)(1)	49,178	10,556	59,734	(20,253)	39,481
Adjusted operating income margin	11.8%	7.3%	10.6%	n/a	7.0%
Add: Depreciation and amortization	13,374	1,613	14,987	301	15,288
Adjusted EBITDA	$62,552	$12,169	$74,721	$(19,952)	$54,769
Adjusted EBITDA margin	15.0%	8.4%	13.3%	n/a	9.7%

(1) Includes gross profit adjustments of $278 and SG&A adjustments of $651

	Nine Months Ended September 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$251,700	$121,253	$372,953	$(51)	$372,902

Gross profit					132,123
Gross margin					35.4%

Operating income (loss)	46,556	8,577	55,133	(6,439)	48,694
Add: Severance costs	905	—	905	1,512	2,417
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Acquisition and integration costs	—	17	17	35	52
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)
Adjusted operating income (loss)(1)	47,461	8,594	56,055	(16,567)	39,488
Adjusted operating income margin	18.9%	7.1%	15.0%	n/a	10.6%
Add: Depreciation and amortization	13,550	1,760	15,310	297	15,607
Adjusted EBITDA	$61,011	$10,354	$71,365	$(16,270)	$55,095
Adjusted EBITDA margin	24.2%	8.5%	19.1%	n/a	14.8%

(1) Includes SG&A adjustments of $2,718

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income (loss)	$11,817	$13,140	$38,551	$48,694
Add: Severance costs	—	2,417	845	2,417
Add: Restructuring expenses and other adjustments	145	—	247	249
Add: Acquisition and integration costs	566	—	833	52
Less: Gain on sale of assets	—	—	(995)	—
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)
Adjusted operating income (loss)	12,528	15,557	39,481	39,488
Less: Interest expense, net	(1,056)	(1,204)	(3,050)	(3,467)
Adjusted income (loss) before taxes	11,472	14,353	36,431	36,021
Less: Income tax expense(1)	(2,983)	(3,732)	(9,472)	(9,365)
Adjusted net income (loss)	$8,489	$10,621	$26,959	$26,656
Adjusted earnings per diluted share(2)	$0.23	$0.30	$0.74	$0.74

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2021 and 2020 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash	$14,829	$28,301
Accounts receivable, net	116,150	83,701
Income tax receivable	—	1,049
Inventories, net	90,378	65,919
Prepaid expenses and other current assets	7,201	4,760
Total Current Assets	228,558	183,730
Property, plant, & equipment, net	90,496	73,953
Right of use asset - operating leases	30,532	18,390
Deferred income taxes	84	84
Other assets	145,123	123,858
Total Assets	$494,793	$400,015
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$78,552	$61,150
Accrued expenses	43,629	36,744
Operating lease liability - short-term	5,369	4,359
Finance lease liability - short-term	495	—
Long-term debt - current portion	—	39,994
Total Current Liabilities	128,045	142,247
Long-term debt	111,339	37,582
Operating lease liability - long-term	24,989	13,755
Finance lease liability - long-term	9,563	—
Other liabilities	12,523	14,373
Deferred income taxes	2,809	2,958
Total Shareholders' Equity	205,525	189,100
Total Liabilities & Shareholders' Equity	$494,793	$400,015

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities
Net income	$26,283	$33,779
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	11,524	10,400
Amortization	4,107	5,507
Non-cash stock-based compensation expense	2,601	2,763
Gain on disposal of fixed assets	(1,146)	(7)
Gain on sale of notes receivable	—	(11,924)
Other	(2,096)	2,382
Cash flows provided by (used for) working capital
Accounts receivable	(29,528)	(14,266)
Inventories	(21,827)	(3,939)
Prepaid expenses and other current assets	(2,378)	(1,728)
Accounts payable and accrued expenses	26,004	8,367
Net cash provided by (used for) operating activities	13,544	31,334
Cash Flows From Investing Activities
Capital expenditures	(14,264)	(8,955)
Acquisition of business	(35,473)	(716)
Proceeds from sale of property, plant, and equipment	3,051	—
Proceeds from sale of notes receivable	—	1,200
Net cash provided by (used for) investing activities	(46,686)	(8,471)
Cash Flows From Financing Activities
Net borrowings from revolving credit facility	73,400	—
Repayments of long-term debt	(40,000)	—
Payments on finance lease	(281)	—
Cash dividends paid	(14,701)	(14,570)
Proceeds from issuance of common stock	3,235	367
Shares withheld for employee taxes on equity awards	(853)	(416)
Deferred financing fees	(1,095)	—
Net cash provided by (used for) financing activities	19,705	(14,619)
Foreign exchange rate effect on cash	(35)	(25)
Net (decrease) increase in cash	(13,472)	8,219
Cash at January 1	28,301	75,527
Cash at September 30	$14,829	$83,746

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD		Quarter
	September 30, 2021		June 30, 2021		September 30, 2021
Net cash provided by (used for) operating activities	$13,544	-	$21,301	=	$(7,757)
Capital expenditures	(14,264)	-	(8,220)	=	(6,044)
Free cash flow	$(720)	-	$13,081	=	$(13,801)

	YTD		YTD		Quarter
	September 30, 2020		June 30, 2020		September 30, 2020
Net cash provided by (used for) operating activities	$31,334	-	$11,785	=	$19,549
Capital expenditures	(8,955)	-	(5,589)	=	(3,366)
Free cash flow	$22,379	-	$6,196	=	$16,183

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2021 Guidance
	Low	High
GAAP diluted net income per common share	$0.86	$1.01
Add: Net restructuring expenses and other adjustments	0.02	0.02
Add: Acquisition and integration costs	0.02	0.02
Adjusted diluted earnings per share	$0.90	$1.05
M-INV Source: Myers Industries, Inc.